Exhibit 99.01

Record heat contributes to higher 3rd quarter earnings at OGE Energy Corp.

OKLAHOMA CITY - OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and OGE Enogex Holdings LLC, today reported earnings of $1.80 per diluted share for the three months ended September 30, 2011, compared to $1.65 per diluted share for the third quarter of 2010.

OG&E, a regulated electric utility, contributed earnings of $1.60 per share in the third quarter, compared with earnings of $1.43 per share in the third quarter last year. Enogex, a midstream natural gas pipeline business, contributed earnings of $0.19 per share compared with earnings of $0.23 per share in the year-ago quarter. The holding company posted earnings of $0.01 per share in the third quarter, compared with a loss of $0.01 per share in the third quarter of 2010.

"I first want to congratulate all of our members on their outstanding performance during the record heat wave of 2011," said Pete Delaney, OGE Energy chairman and CEO. "Our commitment to infrastructure investments at both OG&E and Enogex served us well in delivering reliable service during this very hot summer. We continue to invest in both businesses and are executing our plan to deliver value to customers and shareholders."

Discussion of Third Quarter 2011
OGE Energy's consolidated gross margin on revenues was $554 million in the third quarter, compared with $513 million a year ago. Net income attributable to OGE Energy was $179 million in the third quarter, compared to $163 million in the year-ago quarter.

OG&E's gross margin on revenues was $440 million in the third quarter, compared with $412 million in the comparable quarter last year. The increase was primarily due to hot summer weather - Oklahoma City experienced 52 days of temperatures at or above 100 degrees in the third quarter, higher transmission revenues and new customer growth. Net income at the utility was $159 million in the third quarter, compared with $142 million a year earlier.

Enogex's gross margin on revenues was $114 million in the third quarter, compared with $102 million in the comparable quarter last year. The increase was primarily due to higher gross margins in the transportation and processing businesses. However, net income attributable to OGE Enogex Holdings fell from $23 million in the third quarter of 2010 to $19 million in the third quarter of 2011 primarily resulting from higher operating expenses due to system expansion and an outage at Enogex's Cox City processing plant.

2011 Outlook
OGE Energy projects earnings to be between $3.40 and $3.45 per average diluted share an increase from the previously issued earnings guidance of $3.00 to $3.20 per average diluted share. The primary driver for the increase is higher gross margins at the utility from the extremely hot summer weather experienced in its service territory. The additional assumptions regarding the Company's 2011 earnings guidance are contained in the Company's Form 10-Q for the quarter ended September 30, 2011 on file with the Securities and Exchange Commission.

Conference Call Webcast
OGE Energy will host a conference call for discussion of the results and the outlook for the rest of 2011 on Thursday, November 3, at 8 a.m. CDT. The conference will be available through www.oge.com. OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves more than 789,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of OGE Enogex Holdings LLC, a midstream natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate", "believe", "estimate", "expect", "intend", "objective", "plan", "possible", "potential", "project" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to commercial paper markets, actions of rating agencies and their impact on capital expenditures; the ability of the Company and its subsidiaries to access the capital markets and obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other as well as the processing contract mix between percent-of-liquids, percent-of-proceeds, keep-whole and fixed-fee; business conditions in the energy and natural gas midstream industries; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company's markets; environmental laws and regulations that may impact the Company's operations; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; whether OG&E can successfully implement its Smart Grid program to install meters for its customers and integrate the Smart Grid meters with its customer billing and other computer information systems; advances in technology; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company's nonregulated business compared with the Company's regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission including those listed in Risk Factors and Exhibit 99.01 to the Company's Form 10-K for the year ended December 31, 2010.

Note: Consolidated Statements of Income, Financial and Statistical Data attached.

OGE Energy Corp.
consolidated statements of income
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
	(In millions, except per share data)
OPERATING REVENUES
Electric Utility operating revenues	$774.8	$723.0	$1,765.6	$1,679.8
Natural Gas Midstream Operations operating revenues	437.3	402.4	1,265.1	1,208.6
Total operating revenues	1,212.1	1,125.4	3,030.7	2,888.4
COST OF GOODS SOLD (exclusive of depreciation and amortization shown below)
Electric Utility cost of goods sold	322.7	299.4	772.7	757.2
Natural Gas Midstream Operations cost of goods sold	335.8	313.2	969.1	932.0
Total cost of goods sold	658.5	612.6	1,741.8	1,689.2
Gross margin on revenues	553.6	512.8	1,288.9	1,199.2
OPERATING EXPENSES
Other operation and maintenance	147.4	142.4	432.3	401.0
Depreciation and amortization	77.1	73.7	225.8	215.2
Impairment of assets	5.0	—	5.0	—
Taxes other than income	24.4	22.5	76.0	70.5
Total operating expenses	253.9	238.6	739.1	686.7
OPERATING INCOME	299.7	274.2	549.8	512.5
OTHER INCOME (EXPENSE)
Interest income	0.2	—	0.4	—
Allowance for equity funds used during construction	5.9	2.6	16.1	7.2
Other income	(2.2)	0.6	11.1	5.8
Other expense	(6.4)	(2.7)	(12.2)	(8.8)
Net other income (expense)	(2.5)	0.5	15.4	4.2
INTEREST EXPENSE
Interest on long-term debt	37.4	36.3	108.6	103.3
Allowance for borrowed funds used during construction	(2.9)	(1.3)	(8.1)	(3.5)
Interest on short-term debt and other interest charges	1.0	1.4	3.6	4.7
Interest expense	35.5	36.4	104.1	104.5
INCOME BEFORE TAXES	261.7	238.3	461.1	412.2
INCOME TAX EXPENSE	80.3	74.8	140.7	145.6
NET INCOME	181.4	163.5	320.4	266.6
Less: Net income attributable to noncontrolling interests	2.7	0.4	13.9	2.0
NET INCOME ATTRIBUTABLE TO OGE ENERGY	$178.7	$163.1	$306.5	$264.6

BASIC AVERAGE COMMON SHARES OUTSTANDING	98.0	97.4	97.9	97.3
DILUTED AVERAGE COMMON SHARES OUTSTANDING	99.3	99.0	99.2	98.8

BASIC EARNINGS PER AVERAGE COMMON SHARE
ATTRIBUTABLE TO OGE ENERGY COMMON SHAREHOLDERS	$1.82	$1.67	$3.13	$2.72

DILUTED EARNINGS PER AVERAGE COMMON SHARE
ATTRIBUTABLE TO OGE ENERGY COMMON SHAREHOLDERS	$1.80	$1.65	$3.09	$2.68

OGE Energy Corp.
financial and statistical data
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
	(In millions)
ELECTRIC UTILITY
Operating revenues by classification
Residential	$360.0	$330.9	$771.2	$729.8
Commercial	177.5	176.5	417.6	409.5
Industrial	68.2	66.2	168.2	164.5
Oilfield	49.8	49.6	127.4	125.6
Public authorities and street light	69.2	67.8	162.5	157.8
Sales for resale	22.8	19.3	50.9	50.5
Provision for rate refund	—	(0.4)	—	(0.4)
System sales revenues	747.5	709.9	1,697.8	1,637.3
Off-system sales revenues	13.6	5.8	35.5	19.7
Other	13.7	7.3	32.3	22.8
Total operating revenues	$774.8	$723.0	$1,765.6	$1,679.8

Sales of Electricity - MWH (a) sales by classification
Residential	3.5	3.2	8.0	7.6
Commercial	2.0	1.9	5.3	5.1
Industrial	1.0	1.0	2.9	2.9
Oilfield	0.8	0.8	2.4	2.3
Public authorities and street light	0.9	0.9	2.4	2.3
Sales for resale	0.4	0.4	1.1	1.1
System sales	8.6	8.2	22.1	21.3
Off-system sales	0.4	0.2	1.0	0.5
Total sales	9.0	8.4	23.1	21.8

Number of customers	788,998	782,174	788,998	782,174

Average cost of energy per KWH (b) - cents
Natural gas	4.319	4.546	4.388	4.838
Coal	2.077	1.951	2.048	1.891
Total fuel	3.155	3.084	2.963	3.063
Total fuel and purchased power	3.443	3.407	3.268	3.361

Degree days
Heating - Actual	17	7	2,095	2,305
Heating - Normal	29	29	2,228	2,228
Cooling - Actual	1,761	1,541	2,687	2,286
Cooling - Normal	1,295	1,295	1,850	1,850

NATURAL GAS MIDSTREAM OPERATIONS
Operating revenues	$459.3	$432.0	$1,331.8	$1,289.6
Operating income	$41.1	$44.8	$131.6	$140.3
Net income attributable to OGE Enogex Holdings	$19.3	$22.8	$63.1	$68.8
Net cash provided from operating activities	$44.7	$86.2	$180.8	$240.9
Capital expenditures	$103.7	$60.8	$278.3	$157.5

Gathered volumes – TBtu/d (c)	1.43	1.34	1.36	1.32
Incremental transportation volumes – TBtu/d (d)	0.67	0.46	0.57	0.44
Total throughput volumes – TBtu/d	2.10	1.80	1.93	1.76

Natural gas processed – TBtu/d	0.79	0.86	0.77	0.81

Natural gas liquids sold (keep-whole) – million gallons	48	44	132	137
Natural gas liquids sold (purchased for resale) – million gallons	114	119	338	339
Natural gas liquids sold (percent-of-liquids) – million gallons	6	7	18	18
Natural gas liquids sold (percent-of-proceeds) – million gallons	1	1	3	4
Total natural gas liquids sold – million gallons	169	171	491	498

Average natural gas liquids sales price per gallon	$1.24	$0.92	$1.19	$0.94

Average natural gas sales price per MMBtu (e)	$4.30	$4.13	$4.26	$4.46

(a) Megawatt-hours.
(b) Kilowatt-hours.
(c) Trillion British thermal units per day.
(d) Incremental transportation volumes consist of natural gas moved only on the transportation pipeline.
(e) Million British thermal units.